Registration No. 333-59124



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                      Kansas                           48-0457967
           (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ________________________

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
          (Shares previously issuable under the 1990 Stock Option Plan)
                            (Full title of the Plan)
                            ________________________

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________

                        EXPLANATORY NOTE


     This Registration Statement as originally filed related to the offering of 13,300,000 shares of FON Common Stock and 13,600,000 shares of PCS Common Stock issuable under the 1990 Stock Option Plan, which was adopted as a subsidiary plan under and pursuant to the 1997 Long-Term Stock Incentive Program (the "1997 Program"), which had been approved by Sprint's shareholders.

     On February 10, 2004, in compliance with the settlement of the derivative litigation brought by Amalgamated Bank, as Trustee for The Longview Collective Investment Fund, Sprint's Board of Directors combined the 1990 Stock Option Plan with and into the 1997 Program to form a single plan (the "Plan Combination"). Options granted under the 1990 Stock Option Plan before the Plan Combination are now deemed granted under the 1997 Program. Accordingly, the purpose of this Post-Effective Amendment No. 1 is to reflect the fact that the shares of FON Common Stock and PCS Common Stock covered by this Registration Statement and not previously issued in connection with the exercise of stock options granted under the 1990 Stock Option Plan before the Plan Combination will be issued in connection with the exercise of options granted under the 1997 Program, but not for any other awards permitted under the 1997 Program (such as restricted stock, performance share, or other stock unit awards).

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

   4. 1997 Long-Term Stock Incentive Program, as amended (filed as Exhibit 4 to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form
          S-8   (No.   33-59349)  and  incorporated   herein   by
          reference)

  24.     Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 12th day of February, 2004.

                                   SPRINT CORPORATION



                                   By  /s/ Claudia S. Toussaint
                                       (Claudia S. Toussaint, Vice President)



      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )
                                                    ) February 12, 2004
                                                    )
DUBOSE AUSLEY*                   Director           )
                                                    )
                                                    )
E. LINN DRAPER, JR. *            Director           )
                                                    )
                                                    )
I. O. HOCKADAY, JR.*             Director           )
                                                    )
                                                    )
L. K. LORIMER*                   Director           )
                                                    )

                                                    )
C. E. RICE*                      Director           )
                                                    )
                                                    )
LOUIS W. SMITH*                  Director           )
                                                    )  February 12, 2004
                                                    )
GERALD L. STORCH*                Director           )
                                                    )
                                                    )
STEWART TURLEY*                  Director           )



/s/ Claudia S. Toussaint
___________________________

*    Signed by Claudia S.
     Toussaint, Attorney-in-Fact,
     pursuant to Power of Attorney
     filed with this Amendment to
     the Registration Statement No.
     333-59124.

                          EXHIBIT INDEX


Exhibit
Number    Exhibits

   4. 1997 Long-Term Stock Incentive Program, as amended (filed as Exhibit 4 to Post-Effective Amendment No. 2 to Sprint Corporation's Registration Statement on Form
          S-8   (No.   33-59349)  and  incorporated   herein   by
          reference)

  24.     Power of Attorney.